                                                                     Exhibit 2.2


                    FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

         This FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this "Amendment") is entered into as of the 6th day of April, 2006 by and among ONEOK, Inc., an Oklahoma corporation ("ONEOK"), Northern Border Partners, L.P., a Delaware limited partnership ("Northern Border"), and Northern Border Intermediate Limited Partnership ("NBILP", and together with Northern Border, the "NBP Partnerships") (each a "Party" and collectively, the "Parties"). Capitalized terms used in this Amendment but not defined shall have the respective meanings given to such terms in the Contribution Agreement.

                                   WITNESSETH

         WHEREAS, the Parties entered into that certain Contribution Agreement dated as of February 14, 2006 (the "Contribution Agreement"), pursuant to which ONEOK agreed to contribute to the NBP Partnerships all of the issued and outstanding Equity Interests in the Companies; and

         WHEREAS, ONEOK Bushton Processing, Inc. ("OBPI") is an indirect wholly owned subsidiary of ONEOK and is included in the Contribution Agreement as a Company Subsidiary; and

         WHEREAS, in lieu of contributing OBPI to the NBP Partnerships, the Parties desire for ONEOK to retain OBPI (through a dividend prior to Closing of all outstanding Equity Interests in OBPI to ONEOK), and to cause OBPI to enter into a processing and services agreement with one of the NBP Partnerships or a Subsidiary thereof that will provide to the NBP Partnerships substantially the same economic effect as if OBPI had been contributed to the NBP Partnerships; and

         WHEREAS, the parties also desire for OBPI prior to Closing to dividend to ONEOK Field Services Company, L.L.C. ("OFS") all OBPI assets that are not subject to the Bushton Equipment Leases (as defined below) or otherwise used in the operation of the Bushton plant.

         NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:

         1. The Closing.

            (a) Section 1.3(b)(vi) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

            "(vi) An executed copy of a Processing and Services Agreement (the "Processing and Services Agreement") between ONEOK Bushton Processing, Inc. ("OBPI") and one of the NBP Partnerships or a Subsidiary thereof substantially in the form attached hereto as Schedule 1.3(b)(vi)."

            (b) Section 1.3(c)(iii) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

            "(iii) Intentionally Omitted."

            (c) Section 1.3(c)(iv) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

            "(iv) An executed copy of the Processing and Services Agreement."

         2. Definitions. The term "Company Subsidiary" in the Contribution Agreement and this Amendment shall exclude OBPI. Except as otherwise specifically provided in this Amendment, the terms "Entity" or "Entities" in the Contribution Agreement and this Amendment shall include OBPI, including for purposes of the representations and warranties contained in Section 2 of the Contribution Agreement.

         3. Representations and Warranties of ONEOK. The following Section 2.24 is added to the Contribution Agreement:

            "2.24 No Transfer to ONEOK. Except in connection with Sections 6.7 and 6.10 of this Agreement, and except as fully reflected in the working capital adjustment described in Section 1.5 of this Agreement, from the close of business on March 31, 2006 until Closing, no Entity (including OBPI) has distributed, dividended or otherwise transferred any cash or assets to ONEOK, any other Entity or any other Affiliate of ONEOK, other than as permitted by Section
            4.1 of this Agreement."

         4. Covenants of ONEOK. Section 4.1 is hereby amended by adding the following language to the end of that Section 4.1:

            "Notwithstanding the foregoing, ONEOK shall have the right, in any order, to 1) convert OBPI into a corporation, 2) cause OBPI prior to Closing to dividend to ONEOK Field Services Company, L.L.C. ("OFS") all property, equipment and other assets of OBPI that are not subject to the Bushton Equipment Leases or otherwise used in the operation of the Bushton plant, and 3) cause OFS prior to Closing to distribute all of the issued and outstanding ownership interests of OBPI to ONEOK."

         5. Books and Records. Section 5.1(a) is hereby deleted in its entirety and replaced with the following:

            "(a) No later than ten (10) days after Closing, ONEOK will make available to the NBP Partnerships or their designee, at ONEOK's sole cost and expense, originals of all files, records, information and data (in all formats) owned by or primarily relating to the Entities that are in the possession or control of ONEOK or its Affiliates, except that ONEOK will retain all such originals items with respect to OBPI and instead provide copies thereof, at ONEOK's sole cost and expense, to the NBP Partnerships. In addition, with respect to the Entities other than OBPI, ONEOK will make available to the NBP Partnerships all ONEOK's and its Affiliate's contractual rights to request other such files, records, information and data from any third party."

         6. Intercompany Accounts. Section 6.7 is hereby deleted in its entirety and replaced with the following:

            "6.7 Intercompany Accounts. Except for amounts related to normal operational sales and cost of sales and fuel, prior to Closing, but effective as of the close of business on the last day of the month immediately preceding the Closing Date, ONEOK will settle all Intercompany Accounts and intercompany arrangements between any Entity, on the one hand, and ONEOK and its Affiliates (other than an Entity), on the other hand, and the Entities will not have any Liability whatsoever with respect to such settled intercompany arrangements and Intercompany Accounts. ONEOK shall be solely liable for any contractual or other Liabilities, express or implied, arising out of the termination, cancellation and elimination of any of the foregoing."

         7. Indebtedness for Borrowed Money. Section 6.10 is hereby deleted in its entirety and replaced with the following:

            "6.10 Indebtedness for Borrowed Money. Prior to the Closing, but effective as of the close of business on the last day of the month immediately preceding the Closing Date, (i) ONEOK shall repay or otherwise settle any Indebtedness due to the Entities from ONEOK or its Affiliates (other than the Entities) and (ii) ONEOK shall cause the repayment or settlement of any Indebtedness due from the Entities to ONEOK or its Affiliates (other than the Entities), in each case, including interest and other amounts accrued thereon or due in respect thereof, other than any Indebtedness fully reflected in the Closing Working Capital. The Parties acknowledge and agree that ONEOK has loaned certain amounts to the Entities after the close of business on March 31, 2006 to fund working capital requirements of the Entities after such date and that such amounts will be repaid by the NBP Partnerships to ONEOK in the ordinary course of business or through the working capital adjustment described in Section 1.5 of this Agreement."

         8. ONEOK Marks. The second sentence of Section 6.9 is hereby amended by adding the following language to the beginning of that sentence:

            "Except with respect to OBPI, "

         9. Dividend of Certain OBPI Assets to OFS. The following Section 6.15 is added to the Contribution Agreement:

            "6.15 Dividend of Certain OBPI Assets to OFS. Prior to Closing, ONEOK shall cause OBPI to dividend to OFS all property, equipment and other assets of OBPI that are not subject to the Bushton Equipment Leases or otherwise used in the operation of the Bushton plant. The term "Bushton Equipment Leases" means those certain leases dated November 26, 1991 entitled: "Equipment Lease -- Undivided Interest (Bushton Equipment Trust 1991-A)", "Equipment Lease -- Undivided Interest (Bushton Equipment Trust 1991-B)", "Equipment Lease -- Undivided Interest (Bushton Equipment Trust 1991-C)", "Equipment Lease -- Undivided Interest (Bushton Equipment Trust 1991-D)", and "Equipment Lease -- Undivided Interest (Bushton Equipment Trust 1991-E)", originally by and between The First National Bank of Chicago, not in its individual capacity, but solely as trustee under the Trust Agreements that create the trusts described above, as Lessor, and Enron Gas Processing Company (now known as ONEOK Bushton Processing, Inc.) as Lessee."

        10. Conditions to Closing. Section 7.1(k) and Section 7.2(m) of the Contribution Agreement (regarding Bushton Consents) are hereby deleted from the Contribution Agreement in their entirety.

        11. Indemnification. Section 9.2(c) is hereby deleted in its entirety and replaced with the following:

            "(c) To the extent that ONEOK or its Affiliates (other than the Entities, but including OBPI) has the right to seek indemnification from third parties for the benefit of the Entities (other than OBPI) or their assets, and the Entities (other than OBPI) are not entitled to seek such indemnification on their own accord, ONEOK, upon Northern Border's written request, shall assign such indemnification rights to Northern Border or, if such rights cannot be assigned, assert (at Northern Border's cost) a claim relating to such matter against such third party on behalf of the applicable Entities (other than OBPI), and provide to Northern Border all benefits of such indemnification as, when and if provided by such third party. Notwithstanding the foregoing, neither ONEOK nor its Affiliates shall be obligated to make any additional payments or to take any action that would cause them to incur or be subject to any additional liabilities or costs with respect to any actions taken under this Section 9.2(c)."

        12. No Contribution. Section 9.5 is hereby deleted in its entirety and replaced with the following:

            "9.5 No Contribution. ONEOK shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against any Entity (other than OBPI) in connection with any indemnification obligation or any other Liability to which it may become subject under or in connection with this Agreement."

        13. Tax Matters. For purposes of Section 10 (Tax Matters) of the Contribution Agreement, and the corresponding definitions to the extent used in such Section 10, the term "Entities" shall be deemed to exclude OBPI.

        14. Certain Definitions.

            (a) Section 11.18 of the Contribution Agreement is hereby amended to replace each of the following definitions:

            " "Converting Companies" means each of ONEOK Sayre Storage Company, OkTex Pipeline Company, ONEOK Field Services Company and Mid Continent Market Center, Inc."

            " "Northern Border Indemnitees" means the NBP Partnerships and their respective Affiliates (including, without limitation, the Entities, but excluding OBPI) and their respective Representatives."

            (b) Section 11.19 of the Contribution Agreement is amended to add the following defined terms in the appropriate alphabetical order:

            "Bushton Equipment Leases                  6.15
             OFS                                        4.1
             OBPI                                       1.3(b)(vi)
             Processing and Services Agreement          1.3(b)(vi)"

         15. Exhibits and Schedules.

             (a) Exhibit A to the Contribution Agreement is hereby replaced in its entirety by Exhibit A to this Amendment.

             (b) Schedule 1.3(b)(vi) to the Contribution Agreement is hereby replaced in its entirety by Schedule 1.3(b)(vi) to this Amendment.

             (c) The first page to Schedule 1.5 to the Contribution Agreement is hereby replaced in its entirety by Schedule 1.5 to this Amendment.

             (d) Schedule 2.1(e)(iii) to the Contribution Agreement is hereby amended in its entirety to read as follows:

             "Software vendor/licensor consents as may be necessary."

             (e) Schedule 2.4(b) is hereby amended by adding the following language to the end of that Schedule:

             OFS will distribute to ONEOK, prior to Closing of the Agreement, all of the outstanding equity interests of OBPI."

         16. Further Assurances. The Parties agree to make such additional amendments or modifications to the Contribution Agreement, and to execute and deliver such additional documents and take such other and further action, as may reasonably be necessary to effect the restructuring of the Contribution Agreement as described in this Amendment.

         17. Ratification. Except as expressly set forth herein, all other terms and conditions of the Contribution Agreement shall remain unmodified and in full force and effect, and the Parties hereby confirm and ratify such terms and conditions and agree to perform and comply with the same.

         18. Severability. If any provision of this Amendment is invalid or unenforceable, the balance of this Amendment shall remain in effect.

         19. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         20. Governing Law. This Amendment shall be construed under and governed by the internal laws of the State of Delaware without regard to its conflict of laws provisions.

         IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.

                                    ONEOK, INC.


                                    By:  /s/ David L. Kyle
                                         ---------------------------------------
                                    Name:  David L. Kyle
                                    Title:  Chairman of the Board, President and
                                    Chief Executive Officer



                                    NORTHERN BORDER PARTNERS, L.P.


                                    By:  /s/ William R. Cordes
                                         ---------------------------------------
                                    Name:  William R. Cordes
                                    Title:  Chief Executive Officer



                                    NORTHERN BORDER INTERMEDIATE
                                    LIMITED PARTNERSHIP


                                    By:  /s/ William R. Cordes
                                         ---------------------------------------
                                    Name:  William R. Cordes
                                    Title:  Chief Executive Officer

                       EXHIBIT A TO CONTRIBUTION AGREEMENT
                        (COMPANIES/COMPANY SUBSIDIARIES)


COMPANIES:

                                                                                STATE OF
                                                                              INCORPORATION          OWNERSHIP
                      NAME                             TYPE OF ENTITY         OR FORMATION           PERCENTAGE
-------------------------------------------------- ----------------------- -------------------- --------------------
Mid Continent Market Center, Inc.                  Corporation                   Kansas                100%
-------------------------------------------------- ----------------------- -------------------- --------------------
OkTex Pipeline Company                             Corporation                  Delaware               100%
-------------------------------------------------- ----------------------- -------------------- --------------------
ONEOK Field Services Company                       Corporation                  Oklahoma               100%
-------------------------------------------------- ----------------------- -------------------- --------------------
ONEOK Gas Gathering, L.L.C.                        Limited Liability            Oklahoma               100%
                                                   Company
-------------------------------------------------- ----------------------- -------------------- --------------------
ONEOK Gas Storage, L.L.C.                          Limited Liability            Oklahoma               100%
                                                   Company
-------------------------------------------------- ----------------------- -------------------- --------------------
ONEOK Gas Storage Holdings, L.L.C.                 Limited Liability            Delaware               100%
                                                   Company
-------------------------------------------------- ----------------------- -------------------- --------------------
ONEOK Gas Transportation, L.L.C.                   Limited Liability            Oklahoma               100%
                                                   Company
-------------------------------------------------- ----------------------- -------------------- --------------------
ONEOK Midstream Gas Supply, L.L.C.                 Limited Liability            Oklahoma               100%
                                                   Company
-------------------------------------------------- ----------------------- -------------------- --------------------
ONEOK Sayre Storage Company                        Corporation                  Delaware               100%
-------------------------------------------------- ----------------------- -------------------- --------------------


COMPANY SUBSIDIARIES:

                                                                                 STATE OF
                                                                              INCORPORATION          OWNERSHIP
                      NAME                             TYPE OF ENTITY          OR FORMATION          PERCENTAGE
-------------------------------------------------- ----------------------- --------------------- -------------------
ONEOK WesTex Transmission, L.P.                    Limited Partnership           Delaware               100%
-------------------------------------------------- ----------------------- --------------------- -------------------
Potato Hills Gas Gathering System                  Joint Venture                 Oklahoma               51%
-------------------------------------------------- ----------------------- --------------------- -------------------
Sycamore Gas System                                General Partnership           Oklahoma             48.445%
-------------------------------------------------- ----------------------- --------------------- -------------------
ONEOK VESCO Holdings, L.L.C.                       Limited Liability             Delaware               100%
                                                   Company
-------------------------------------------------- ----------------------- --------------------- -------------------

Notes:

        1. The outstanding membership interests in ONEOK Field Services Holdings, L.L.C. were transferred by
        ONEOK Field Services Company to ONEOK, Inc. prior to execution of the Contribution Agreement.

        2. ONEOK Field Services Company (one of the Companies listed above) owns 50% of the outstanding equity interests in Fox Plant, L.L.C., a Delaware limited liability company. However, since ONEOK does not control Fox Plant, L.L.C., the ownership interest for that company is listed on Schedule 2.4(b), rather than on this exhibit.

        3. ONEOK VESCO Holdings, L.L.C. (one of the Company Subsidiaries listed above) owns 10.1765% of the outstanding interests in Venice Energy Services Company, L.L.C., a Delaware limited liability company.
        However, since ONEOK does not control Venice Energy Services Company, L.L.C., the ownership interest for that company is listed on Schedule 2.4(b), rather than on this exhibit.

        4. ONEOK Field Services Company, L.L.C. will distribute to ONEOK, Inc. prior to the Closing of the
        Contribution Agreement all of the outstanding stock of ONEOK Bushton Processing, Inc.

                               Schedule 1.3(b)(vi)

                        Processing and Services Agreement

                                  SCHEDULE 1.5

                                AGREED PRINCIPLES

For purposes of determining Net Working Capital, the following principles shall be used:

         o GAAP: Net Working Capital shall be determined in accordance with GAAP, except as set forth below.

         o Reference Statement: The accounts listed on Exhibit D (the "Reference Statement") shall be used in determining Net Working Capital, except for those adjustments shown on the Reference Statement.

         o Gas in Storage and Commodity Exchange: The value of the accounts entitled "Gas in Storage" and "Commodity Exchange" on the Reference Statement shall be determined at market as set forth in Annex 1.5.

         o Closing Working Capital and Effective Time. The same principles used to calculate Target Working Capital (including those set forth in this Schedule 1.5 and Annex 1.5 and as reflected in the Reference Statement) shall be used to calculate Closing Working Capital, except that the "Effective Time" for purposes of calculating Target Working Capital shall be close of business on the date of the Reference Statement and the "Effective Time" for purposes of calculating Closing Working Capital shall be close of business on the last day of the month immediately preceding the Closing Date; provided that natural gas and natural gas liquids shall be measured and valued as of 7:00 a.m. on each of such dates, rather than as of the close of business.